EXHIBIT 23.2

Brownstein Hyatt Farber
410 Seventeenth Street
Twenty-Second Floor
Denver, Colorado 80202-4437
bhf-law.com

April 6, 2005

Advanced Nutraceuticals, Inc.
106 S. University Boulevard, Suite 14
Denver, Colorado 80209
Attn: Gregory Pusey, President

RE:   Advanced Nutraceuticals, Inc.

Dear Mr. Pusey:

        We hereby consent to the reference to our firm under the caption “Experts” in the Prospectus constituting a part of the Registration Statement on Form SB-2 of Advanced Nutraceuticals, Inc.

Sincerely,

BROWNSTEIN HYATT & FARBER, P.C.

BROWNSTEIN HYATT &FARBER, P.C.
Denver, Colorado T 303.223.1100   F 303.223.1111
Washington, D.C. T 202.296.7353   F 202.296.7009
Albuquerque, New Mexico T 505.244.0700 F 505.244.9266